Exhibit 99.8

The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended (the “Securities Act”), to be named as a director of TEL-Applied Holdings B.V. (the “Registrant”) upon consummation of the business combination described in the registration statement on Form S-4 filed by the Registrant with the Securities and Exchange Commission (Registration No. 333-194047) for the registration under the Securities Act of ordinary shares issuable in connection with the business combination of Applied Materials, Inc. and Tokyo Electron Limited.

/s/ Tetsuo Tsuneishi
Tetsuo Tsuneishi

April 30, 2014